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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LCC Contact: Tricia Drennan                 Pinnacle Contact: Stephen R. Wolsey
Corporate Communications &                  Public Relations &
Investor Relations                          Investor Relations
(703) 873-2390 (phone)                      (941) 364-8886 (phone)
tricia_drennan@lcc.com                      swolsey@pintowers.com


            LCC INTERNATIONAL, INC SELLS TOWER PORTFOLIO TO PINNACLE
                                 FOR $80 MILLION

              LCC ANNOUNCES TOWER MANAGEMENT OUTSOURCING CAPABILITY

           RECEIVES $55 MILLION TOWER SERVICES CONTRACT FROM PINNACLE


MCLEAN, VIRGINIA AND SARASOTA, FLORIDA-- February 25, 2000 LCC International, Inc. (NASDAQ: LCCI), one of the world's largest wireless telecommunications consulting firms and Pinnacle Holdings Inc. (NASDAQ: BIGT), a leading provider of wireless communications site rental space, announced that they have entered into a definitive agreement for LCC's tower subsidiary, Microcell Management, Inc., to sell up to 197 communication tower sites to Pinnacle Towers Inc., a wholly owned subsidiary of Pinnacle Holdings. The cash deal, valued at approximately $80 million, subject to adjustments for the number of towers conveyed, closing prorations and sale lease-back adjustments, is expected to close by the end of the first quarter of 2000.

The towers to be sold are primarily located in North Carolina, South Carolina, Illinois, Indiana, Texas and Virginia. The portfolio will expand Pinnacle Tower's growing presence throughout the United States and will enhance its existing tower clusters. Sites currently under construction, approximately 26 towers, will be completed by LCC pursuant to existing built-to-suit arrangements prior to conveyance to Pinnacle.


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LCC SELLS TOWER PORTFOLIO TO PINNACLE -- 2/2/2

In addition to the tower sale, LCC announced a tower maintenance outsourcing capability that will assist tower owners and wireless operators in the management of their tower and rooftop portfolios and provide strategic build-to-suit services. In conjunction with Pinnacle's purchase of the LCC towers, the two companies have entered into a five-year tower services agreement valued at approximately $55 million subject to annual adjustments and reviews. LCC will provide audit services for existing and new tower sites, routine site maintenance services, and program management services to manage site improvements and capacity upgrades. The program is designed to rapidly bring the tower sites in line with Pinnacle's site quality standards, and transfers the responsibility for ongoing tower management and maintenance to LCC.

C. Thomas Faulders III, LCC's Chairman and Chief Executive Officer said, "In addition to providing significant value to our shareholders through the sale of our tower portfolio we have created a way for both LCC and Pinnacle to better leverage their core strengths. Through this unique tower services contract, Pinnacle will be able to increase its focus on the expansion and lease-up of its portfolio while receiving quality maintenance and build services at bulk pricing. In return, the Company will leverage its experienced team of deployment, tower ownership and management professionals into a new tower services business."

Robert J. Wolsey, chairman and chief executive officer of Pinnacle comments, "The acquisition of the LCC portfolio further strengthens our expanding national footprint. The towers in the LCC portfolio are attractive for a number of reasons: the majority of the towers are strategically located in conjunction with existing Pinnacle tower clusters which enables us to better serve a broader range of our customers' needs, the sites have been well maintained and managed and have attractive leasing arrangements, thereby complying with our strict acquisition criteria, and the customer base that LCC has attracted is complementary to our portfolio thus providing an opportunity to further expand relationships with the carrier tenants. The tower services agreement awarded to LCC is very strategic to our ability to focus on our core business - increasing our portfolio's profitability. We look forward to a long and prosperous relationship with LCC."

Faulders continued, "We will use the proceeds of the tower sale to pay off existing indebtedness, to invest in recruiting, employee development and overall operational enhancements to fuel the


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tremendous growth we are experiencing, look for acquisition opportunities to expand our core services capabilities and to better leverage our overseas tower development capabilities."

LCC SELLS TOWER PORTFOLIO TO PINNACLE -- 3/3/3

A first of its kind outsourcing service, LCC's new Tower Management business will provide wireless operators and communications site owners with the comprehensive management services necessary for the day to day maintenance of their tower portfolio. By optimizing the scheduling and time of these disciplines, LCC offers cost savings to wireless operators and tower owners in the management of their communication site portfolios. LCC's Tower Management services include:

- Site Audit Services: LCC will audit tower sites to identify deviations from pre-established site quality standards and regulatory requirements and will manage the resolution of all deficiencies found.

- Maintenance Services: LCC will perform and or manage among other things, periodic tower inspections, including EIA/TIA audit inspections, site repairs and pre-installation walk throughs with tenants.

- Co-location Support Services: LCC will provide technical, structural, construction and regulatory support in connection with tenant site co-location and installations.

- Project Management Services: LCC will provide project specific services, including Program Management for build-to-suit projects and tower rebuilds, site acquisition, construction management and other deployment services within LCC's area of expertise.

In addition, LCC will continue to pursue strategic build-to-suit service relationships with its clients to enhance traditional network design and deployment services.

Christopher Davis, president of LCC's towers subsidiary, said, "It is very rewarding to be able to launch a new business and immediately announce such a significant contract with an industry leader. This type of service is a classical outsourcing model highlighting the benefits of the cost savings that can be derived from centralized management and critical mass. The turn-key services offered under this new program are unique to the wireless industry. They incorporate overall program management of the disciplines and information required to maintain a portfolio of tower sites. By adhering to a strict set of site quality standards and managing the service logistics, we can deliver timely, accurate and complete information for co-location efforts by the site owner, and significantly reduce ongoing maintenance and operating costs for the site

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portfolio. Plus, our ability to be technology, service and vendor neutral puts us in the advantageous position of being able to provide these valuable services to any tower management or wireless service company that owns its own towers."

LCC SELLS TOWER PORTFOLIO TO PINNACLE -- 4/4/4

As part of the sale, LCC has executed a settlement and redemption agreement with the minority shareholders of Microcell Management, Inc. Under the agreement, at the initial closing of the Pinnacle deal, the Company will buy the minority shareholder's interest in Microcell (including the new tower services business) and all claims between the parties and all pending litigation will be released.

Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the ability to obtain financing, the hiring of new personnel, increasing demand for the type of services the Company provides, the Company's ability to secure new business, the Company's ability to obtain third party consents required to convey its towers to Pinnacle, the conformity of the tower sites to the title, survey and related standards required by Pinnacle, the ability of the Company to complete construction on a portion of the sites being conveyed to Pinnacle, the Company's ability to meet performance objectives under the Pinnacle Services contract, and those factors highlighted in LCC International, Inc.'s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which could cause the Company's actual results to materially differ from forward-looking statements made by the Company.

LCC International, Inc. (http://www.lcc.com) is one of the world's largest suppliers of integrated end to end infrastructure services to the wireless telecommunications industry. A leader in the industry since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the design, deployment, optimization and maintenance of some of the largest and most sophisticated wireless systems in the world. By combining technical consulting and tower ownership and management LCC is unique in its ability to provide comprehensive turn-key services to wireless operators around the world.


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Pinnacle is a leading provider of wireless communications site rental space in the United States. To date, the Company has completed over 345 acquisitions and upon completion of all pending acquisitions will own or manage over 4080 sites. Pinnacle is headquartered in Sarasota, Florida. For more information on Pinnacle visit its Web site at http://www.pinnacletowers.com.

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